                                    RESTATED

                           ARTICLES OF INCORPORATION

                                       OF

                             CHARMING SHOPPES, INC.





                       (AS AMENDED THROUGH JULY 7, 1993)*

*Note: Approved By Shareholders 6/29/93.
       Filed with PA. Dept. of State 1/7/93

                                    RESTATED
                           ARTICLES OF INCORPORATION
                                       OF
                             CHARMING SHOPPES, INC.


ARTICLE 1.  The name of the corporation is:

            Charming Shoppes, Inc.


ARTICLE 2. The address of the registered office of the corporation in this Commonwealth is:

            450 Winks Lane
            Bensalem, PA 19020


ARTICLE 3. The corporation is incorporated under the provisions of the Business Corporation Law of the Commonwealth of Pennsylvania (the "Business Corporation Law").


ARTICLE 4. The purpose or purposes for which the corporation is incorporated are to have unlimited power to engage in and to do any lawful act concerning any or all lawful business for which corporations may be incorporated under the Business Corporation Law.


ARTICLE 5.  CAPITAL STOCK.

       (a) Authorized Shares. The aggregate number of shares which the corporation shall have authority to issue is 301,000,000 of which 300,000,000 shares of the par value of $.10 per share shall be Common Stock and 1,000,000 shares of the par value of $1.00 per share shall be Series Preferred Stock. The board of directors may authorize the issuance from time to time of the Series Preferred Stock in one or more series and with designations, preferences, qualifications, limitations, restrictions and special or relative rights (which may differ with respect to each series) as the Board may fix by resolution. Without limiting the foregoing, the board of directors is authorized to fix with respect to each series:

                 (1) the number of shares which shall constitute the series and the name of the series;

                 (2) the rate and times at which, and the preferences and conditions under which, dividends shall be payable on shares of the series, and the status of such dividends as cumulative or non-cumulative and as participating or non- participating;

                 (3) the prices, times and terms, if any, at or upon which shares of the series shall be subject to redemption;

                 (4) the rights, if any, of holders of shares of the series to convert such shares into, or to exchange such shares for, shares of any other class of stock of the corporation;

                 (5) the terms of the sinking fund or redemption or purchase account, if any, to be provided for shares of the series;

                 (6) the rights and preferences, if any, of the holders of shares of the series upon any liquidation, dissolution or winding up of the affairs of, or upon any distribution of the assets of, the corporation;





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                 (7)    the limitations, if any, applicable while such series
       is outstanding, on the payment of dividends or making of distributions on, or the acquisition of, the common stock or any other class of stock which does not rank senior to the shares of the series;

                 (8) the voting rights, if any, to be provided for shares of the series.

       (b) Series A Preferred Shares. The first series of the Series Preferred Stock, par value $1.00 per share, shall consist of 300,000 shares designated as Series A Junior Participating Preferred Shares (the "Series A Preferred Shares"). The voting rights, designations, preferences, qualifications, privileges, limitations, restrictions, options, conversion rights and other special or relative rights of the Series A Preferred Shares are as follows:

                 (1)    Dividends and Distributions.

                        (A) The rate of dividends payable per share of Series A Preferred Shares on the first day of March, June, September and December in each year or such other quarterly payment date as shall be specified by the board of directors (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of the Series A Preferred Shares, shall be (rounded to the nearest cent) equal to the greater of:

                               (i)   $1.50; or

                               (ii) subject to the provision for adjustment hereinafter set forth, 300 times the aggregate per share amount of all cash dividends, and 300 times the aggregate per share amount (payable in cash, based upon the fair market value at the time the non-cash dividend or other distribution is declared or paid as determined in good faith by the board of directors) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock, $.10 par value, of the corporation since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of the Series A Preferred Shares.

                        Dividends on the Series A Preferred Shares shall be paid out of funds legally available for such purpose. In the event the corporation shall at any time after April 27, 1989 (the "Rights Declaration Date"):

                               (iii) declare any dividend on Common Stock
                        payable in shares of Common Stock;

                               (iv) subdivide the outstanding shares of Common Stock; or

                               (v) combine the outstanding shares of Common Stock into a smaller number of shares;

                 then in each such case the amounts to which holders of Series A Preferred Shares were entitled immediately prior to such event under clause (ii) of the preceding sentence shall be adjusted by multiplying each such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                 (B) Dividends shall begin to accrue and be cumulative on outstanding Series A Preferred Shares from the Quarterly Dividend Payment Date next preceding the date of issue of such Series A Preferred Shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of Series A Preferred Shares entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the Series A





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
                 Preferred Shares in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding.

                 (2) Voting Rights. In addition to any other voting rights required by law, the holders of Series A Preferred Shares shall have the following voting rights:

                        (A) Subject to the provision for adjustment hereinafter set forth, each Series A Preferred Share shall entitle the holder thereof to 300 votes on all matters submitted to a vote of the shareholders of the corporation. In the event the corporation shall at any time after the Rights Declaration Date:

                               (i)   declare any dividend on Common Stock
                 payable in shares of Common Stock;

                               (ii) subdivide the outstanding shares of Common Stock; or

                               (iii) combine the outstanding shares of Common
                 Stock into a smaller number of shares;

                 then in each such case the number of votes per share to which holders of Series A Preferred Shares were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                        (B)          (i)   In the event that dividends upon the
                               Series A Preferred Shares shall be in arrears to an amount equal to six full quarterly dividends thereon, the holders of such Series A Preferred Shares shall become entitled to the extent hereinafter provided to vote noncumulatively at all elections of directors of the corporation, and to receive notice of all shareholders' meetings to be held for such purpose. At such meetings, to the extent that directors are being elected, the holders of such Series A Preferred Shares voting as a class shall be entitled solely to elect two members of the board of directors of the corporation; and all other directors of the corporation shall be elected by the other shareholders of the corporation entitled to vote in the election of directors. Such voting rights of the holders of such Series A Preferred Shares shall continue until all accumulated and unpaid dividends thereon shall have been paid or funds sufficient therefor set aside, whereupon all such voting rights of the holders of shares of such series shall cease, subject to being again revived from time to time upon the reoccurrence of the conditions above described as giving rise thereto.

                               (ii)  At any time when such right to elect
                               directors separately as a class shall have so vested, the corporation may, and upon the written request of the holders of record of not less than 20% of the then outstanding total number of shares of all the Series A Preferred Shares having the right to elect directors in such circumstances shall, call a special meeting of holders of such Series A Preferred Shares for the election of directors. In the case of such a written request, such special meeting shall be held within 90 days after the delivery of such request, and, in either case, at the place and upon the notice provided by law and in the bylaws of the corporation; provided, that the corporation shall not be required to call such a special meeting if such request is received less than 120 days before the date fixed for the next ensuing annual or special meeting of shareholders of the corporation. Upon the mailing of the notice of such special meeting to the holders of such Series A Preferred Shares, or, if no such meeting be held, then upon the mailing of the notice of the next annual or special meeting of shareholders for the election of directors, the number of directors of the corporation shall, ipso facto, be increased to the extent, but only to the extent, necessary to provide sufficient vacancies to enable the holders of such Series A Preferred Shares to elect the two directors hereinabove provided for, and all such vacancies shall be filled only by vote of the holders of such Series A Preferred Shares as hereinabove provided. Whenever the number of directors of the corporation shall have been increased, the number as so increased may thereafter be further increased or decreased in such manner as may be permitted by the bylaws and without the vote of the holders of Series A Preferred Shares, provided that no such action shall impair the right of the holders of Series A Preferred Shares to elect and to be represented by two directors as herein provided.





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
                               (iii) So long as the holders of Series A
                               Preferred Shares are entitled hereunder to voting rights, any vacancy in the board of directors caused by the death or resignation of any director elected by the holders of Series A Preferred Shares, shall, until the next meeting of shareholders for the election of directors, in each case be filled by the remaining director elected by the holders of Series A Preferred Shares having the right to elect directors in such circumstances.

                               (iv) Upon termination of the voting rights of the holders of any series of Series A Preferred Shares the terms of office of all persons who shall have been elected directors of the corporation by vote of the holders of Series A Preferred Shares or by a director elected by such holders shall forthwith terminate.

                        (C) Except as otherwise provided herein, in the articles of the corporation or by law, the holders of Series A Preferred Shares and the holders of Common Stock (and the holders of shares of any other series or class entitled to vote thereon) shall vote together as one class on all matters submitted to a vote of shareholders of the corporation.

                 (3) Reacquired Shares. Any Series A Preferred Shares purchased or otherwise acquired by the corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued Series Preferred Stock and may be reissued as part of a new series of Series Preferred Stock to be created by resolution or resolutions of the board of directors.

                 (4) Liquidation, Dissolution or Winding Up. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the corporation, the holders of Series A Preferred Shares shall be entitled to receive the greater of:

                        (A) $1.00 per share, plus accrued dividends to the date of distribution, whether or not earned or declared; or

                        (B) an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 300 times the aggregate amount to be distributed per share to holders of Common Stock.

                        In the event the corporation shall at any time after
                 the Rights Declaration Date:

                        (C) declare any dividend on Common Stock payable in share of Common Stock;

                        (D)    subdivide the outstanding shares of Common
                 Stock; or

                        (E) combine the outstanding shares of Common Stock into a smaller number of shares;

       then in each such case the amount to which holders of Series A Preferred Shares were entitled immediately prior to such event pursuant to subsection 4(B) shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                 (5) Consolidation, Merger, etc. In case the corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the Series A Preferred Shares shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 300 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the corporation shall at any time after the Rights Declaration Date:

                        (A) declare any dividend on Common Stock payable in shares of Common Stock;

                        (B)    subdivide the outstanding shares of Common
                 Stock; or





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                        (C)    combine the outstanding shares of Common Stock
                 into a smaller number of shares;

       then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Shares shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                 (6) No Redemption. The Series A Preferred Shares shall not be redeemable.

                 (7) Ranking. The Series A Preferred Shares shall rank junior to all other series of the corporation's Series Preferred Stock as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise.

                 (8) Fractional Shares. Series A Preferred Shares may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Preferred Shares.

       (c) No Cumulative Voting. Cumulative voting shall not be allowed upon any vote of the shareholders of this corporation.


ARTICLE 6. BUSINESS COMBINATIONS. The vote of shareholders of the corporation required to approve any Business Combination shall be as set forth in this Article. The term "Business Combination" and each other capitalized term used in this Article shall have the meaning ascribed to it in section (b).

       (a) General Rule. In addition to any affirmative vote required by law or these Articles of Incorporation:

                 (1) any merger or consolidation of the corporation or any Subsidiary with:

                        (A)    any Interested Shareholder; or

                        (B) any other corporation or entity (whether or not itself an Interested Shareholder) which is, or after such merger or consolidation would be, an Affiliate of an Interested Shareholder; or

                 (2) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Shareholder or any Affiliate of any Interested Shareholder of assets of the corporation or any Subsidiary having an aggregate Fair Market Value of $5,000,000 or more; or

                 (3) the issuance or transfer by the corporation or any Subsidiary (in one transaction or a series of transactions) of any securities of the corporation or any Subsidiary to any Interested Shareholder or any Affiliate of any Interested Shareholder in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value of $5,000,000 or more, other than:

                        (A) in connection with a purchase by the corporation or any Subsidiary of any securities of the corporation or any Subsidiary; or

                        (B) pursuant to a right of the corporation or any Subsidiary to place any such securities with such Interested Shareholder (or such Affiliate), which right was acquired by the corporation or Subsidiary at a time when such person was not an Interested Shareholder or an Affiliate of an Interested Shareholder; or

                        (C) the issuance of securities upon the conversion of the convertible securities or the exercise of options or warrants of the corporation or any Subsidiary which were not acquired by such Interested Shareholder (or such Affiliate) from the corporation or a Subsidiary or were acquired by such Interested Shareholder (or such





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                 Affiliate) at a time when such person was not an Interested
                 Shareholder or an Affiliate of an Interested Shareholder; or

                 (4) the adoption of any plan or proposal for the liquidation or dissolution of the corporation proposed by or on behalf of an Interested Shareholder of any Affiliate of any Interested Shareholder; or

                 (5) any reclassification of securities (including any reverse stock split), or recapitalization of the corporation, or any merger or consolidation of the corporation with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving an Interested Shareholder), other than a purchase by the corporation or any Subsidiary of any securities of the corporation or any Subsidiary, which in any such case has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class or series of stock or securities convertible into stock of the corporation or any Subsidiary which is directly or indirectly beneficially owned by any Interested Shareholder or any Affiliate of any Interested Shareholder;

       shall not be consummated without the affirmative vote of the holders of not less than 80% of the combined voting power of the then outstanding shares of stock of all classes and series of the corporation entitled to vote generally in the election of directors ("Voting Stock"), in each case voting together as a single class (it being understood that for purposes of this Article, each share of the Voting Stock shall have the number of votes granted to it pursuant to Article 5 of these Articles of Incorporation). Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or by these Articles of Incorporation or in any agreement with any national securities exchange or otherwise. Notwithstanding the foregoing, the provisions of this section shall not apply to any transaction described in subsections (a)(1) through (a)(5) if the board of directors of the corporation shall by resolution have approved, prior to the time that such Interested Shareholder shall have become an Interested Shareholder, a memorandum of understanding or an agreement with such Interested Shareholder setting forth, at least generally, the substance of the terms upon which such transaction shall thereafter be consummated.

       (b)       Definitions.  For the purposes of this Article:

                 (1) "Affiliate" of a specified person is a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified.

                 (2)    "Associate" of a specified person means:

                        (A) any corporation or organization (other than the person or a majority-owned subsidiary of the person) of which such person is an officer or partner or is, directly or indirectly, the beneficial owner of 10 percent or more of any class of equity securities;

                        (B) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity; and

                        (C) any relative or spouse of such person, or any relative of such spouse, who has the same home as such person or who is a director or officer of the person or any of its parents or subsidiaries.

                 (3) "Business Combination" means any transaction that is referred to in any one or more subsections (a)(1) through (a)(5).

                 (4) "Disinterested Director" means any member of the board of directors of the corporation who is unaffiliated with, and not a nominee of, the Interested Shareholder and was a member of the board prior to the time that the Interested Shareholder became an Interested Shareholder, and any successor of a Disinterested Director who is unaffiliated with, and not a nominee of, the Interested Shareholder and who is recommended to succeed a Disinterested Director by a majority of Disinterested Directors then on the board of directors.

                 (5)   "Fair Market Value" means:

                       (A) in the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange-Listed Stocks, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or, if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing sales price or bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by a majority of the Disinterested Directors in good faith; and

                       (B) in the case of stock of any class or series which is not traded on any United States registered securities exchange nor in the over-the-counter market or in the case of property other than cash or stock, the fair market value of such property on the date in question as determined by a majority of the Disinterested Directors in good faith.

                    (6) "Interested Shareholder" shall mean any person (other than the corporation or any Subsidiary) who or which:

                       (A) is the beneficial owner, directly or indirectly, of 10% or more of the combined voting power of the then outstanding shares of Voting Stock; or

                       (B) is an Affiliate of the corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of 10% or more of the combined voting power of the then outstanding shares of Voting Stock; or

                       (C) is an assignee of or has otherwise succeeded to the beneficial ownership of any shares of Voting Stock that were at any time within the two-year period immediately prior to the date in question beneficially owned by any Interested Shareholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933;

       provided, however, that no person who has been the beneficial owner, directly or indirectly and including shares deemed owned through application of subsection (b)(9), of 10% or more of the combined voting power of the outstanding shares of Voting Stock for more than ten years, and no Affiliate of any such person, and no assignee or other person who has otherwise succeeded to the beneficial ownership of shares of Voting Stock representing 10% or more of the combined voting power of the then outstanding shares of Voting Stock that were at any time within the two-year period immediately prior to the date in question beneficially owned by any such person, and no heir, beneficiary or distributee of any such person (including the estate of any such person), shall be deemed to be an Interested Shareholder for purposes of this Article.

                    (7) A "person" shall mean any individual, firm, corporation or other entity.

                    (8) "Subsidiary" means any corporation more than 50 percent of whose outstanding stock having ordinary voting power in the election of directors is owned, directly or indirectly, by the corporation or by a Subsidiary or by the corporation and one or more Subsidiaries; provided, however, that for the purposes of the definition of Interested
       Shareholder set forth in subsection (b)(6), the term
       "Subsidiary" shall mean only a corporation of which a majority of each class of equity security is owned, directly or indirectly, by the corporation.

                    (9)   A person shall be a "beneficial owner" of any Voting
       Stock:

                          (a) which such person or any of its Affiliates or Associates beneficially owns, directly or indirectly; or

                          (b)  which such person or any of its Affiliates has
                    (i) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (ii) the right to vote or direct the vote pursuant to any agreement, arrangement or understanding; or

                          (c) which are beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Voting Stock.

                    (10) For the purpose of determining whether a person is an Interested Shareholder pursuant to (b)(6), the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned through application of subsection (b)(9), but shall not include any other shares of Voting Stock that may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

       (c) Determinations of Disinterested Directors. A majority of the Disinterested Directors of the corporation shall have the power and duty to determine, on the basis of information known to them after reasonable inquiry, all facts necessary to determine compliance with this Article 8, including, without limitation:

                 (1)    whether a person is an Interested Shareholder;

                 (2) the number of shares of Voting Stock beneficially owned by any person;

                 (3) whether a person is an Affiliate or Associate of another person; and

                 (4) whether the assets which are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by the corporation or any Subsidiary in any Business Combination has, an aggregate Fair Market Value of $5,000,000 or more.

The good faith determination of a majority of the Disinterested Directors on such matters shall be conclusive and binding for all purpose of this Article.

       (d) Construction. Nothing contained in this Article shall be construed to relieve any Interested Shareholder from any fiduciary obligation imposed by law.

       (e) Amendment or Repeal. Notwithstanding anything contained in these Articles of Incorporation to the contrary, the affirmative vote of the holders of not less than 80% of the voting power of the Voting Stock, voting together as a single class, shall be required to alter, amend, or repeal this Article or to adopt any provision inconsistent therewith.


ARTICLE 7.  DIRECTORS.

       (a) Classes. At each annual meeting of shareholders, each director shall be elected to hold office until the expiration of the term for which he is elected, and until his successor has been elected and qualified. The directors of the corporation shall be divided into three classes as nearly equal in size as is practicable, hereby designated Class A, Class B and Class
C. At each annual meeting, directors to replace those whose terms expire at such annual meeting shall be elected to hold office until the third succeeding annual meeting. If the number of directors is hereafter changed, any newly created directorships or decrease in directorships shall be so apportioned among the classes as to make all classes as nearly equal in number as is practicable. When the number of directors is increased by the Board and any newly created directorships are filled by the Board, there shall be no classification of the additional directors until the next annual meeting of the shareholders.

       (b) Removal. In addition to any vote required by law or these Articles of Incorporation, the entire board of directors, or a class of the Board or any individual director may be removed from office without assigning any cause by vote of the holders of not less than 80% of the combined voting power of the then outstanding shares of stock of all classes





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and series of the corporation entitled to vote generally in the election of directors ("Voting Stock"), in each case voting together as a single class (it being understood that for purposes of this Article each share of the Voting Stock shall have the number of votes granted to it pursuant to Article 5 of these Articles of Incorporation). Such vote shall be required notwithstanding the fact that a lesser percentage may be specified, by law or by these Articles of Incorporation or in any agreement with any national securities exchange or otherwise.

       (c) Number. The number of directors constituting the entire board of directors shall be no less than six and no more than 12, as may be fixed from time to time by the board of directors.

       (d) Amendment or Repeal. Notwithstanding anything contained in these Articles of Incorporation to the contrary, the vote of the holders of not less than 80% of the voting power of the Voting Stock, voting together as a single class, shall be required to alter, amend, or repeal this Article or to adopt any provision inconsistent therewith.





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